EXHIBIT 99.1



                              DiRocco & Dombrow, PA
                         3601 West Commercial Boulevard
                                    Suite 39
                            Ft. Lauderdale, FL 33309



Gentlemen,

     We are unable to complete the review of the financial statements of Atlas Resources International, Inc., for the period ended December 31, 2003 in time for the Company's Form 10-QSB to be filed timely, due to unforeseen circumstances.




Very truly yours,

/s/ DiRocco & Dombrow, PA
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DiRocco & Dombrow, PA
Ft. Lauderdale, FL
February 17, 2004